BMO PARTNERS FUND LP
                            Repurchase Request Form

Return completed form or reproduction thereof to:

BMO PARTNERS FUND LP
360 Madison Avenue
20th Floor - Attn:  Dan I. Abrams
New York, NY  10017-7111

This form must be properly completed and received by 5pm NY Time on Monday March 17, 2003.

1.   Authorization to Redeem Units: (Please Print)

     Please accept this tender of the units designated below for repurchase at a price equal to their net asset value per unit (NAV) on March 31, 2003.

     NAME OF REGISTERED LIMITED PARTNER(S) (Please fill in EXACTLY as registered.)


    "First Name"   "Last Name"
    "Acct Title"

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     Daytime phone number: __________________________

     UNITS TENDERED: (Please check one.)

     Partial Tender  - Please repurchase ______________ units from my (our)
                       account.

     Full Tender     - Please repurchase all units from my (our) account.

     Dollar Amount   - Please repurchase enough units from my (our) account
                       to net $ ________.

2.   Payment and Delivery Instructions:

     Please check one:

     The check will be issued in the name of the registered limited partner(s) and mailed to the address of record.

     A wire transfer should be made to the following account (please include a voided check):

     Bank Name      _________________________________
     ABA #          _________________________________
     Credit: A/C #  _________________________________
             N/O    _________________________________

3.   Signature:

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     Signature(s) of Owner(s) Exactly as Registered   (if applicable, capacity)